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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Select Energy Services, Inc. of our report dated March 25, 2017 relating to the financial statements of Rockwater Energy Solutions, Inc., which appears in Select Energy Services, Inc.'s Current Report on Form 8-K/A, dated January 12, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 22, 2018

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS